Filed Pursuant to Rule 424(b)(7)

Registration No. 333-223375

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price per Share	Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	9,372,336	$27.88(1)	$261,300,727.68	$31,669.65

(1)

Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for registrant’s common stock on the New York Stock Exchange on January 23, 2019.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 1, 2018)

9,372,336 Shares

Common Stock

This prospectus supplement relates to the offer and resale by the selling stockholders identified in this prospectus supplement of up to an aggregate of 9,372,336 shares of our common stock, par value $0.01 per share, which were transferred to such selling stockholders in connection with our acquisition of Yonkers Racing Corporation, a New York corporation (“YRC”), Brian Boru of Westchester, Inc., a New York corporation (“Boru”) and Westchester Mercantile Market Inc., a New York corporation (“Mercantile”) (YRC, Boru and Mercantile collectively own the real property and operations associated with the Empire City Casino and Yonkers Raceway). We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MGM.” On January 28, 2019, the last reported sale price of our common stock on the NYSE was $28.46 per share.

The selling stockholders identified in this prospectus supplement may offer the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-2 of this prospectus supplement. You should consider the risks referred to therein before investing in our common stock.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission, the New York State Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus supplement or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Prospectus Supplement dated January 29, 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we filed with the Commission. The shelf registration statement was declared effective by the Commission upon filing on March 1, 2018. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of MGM Resorts International as described under “Where You Can Find More Information” in the accompanying prospectus. Neither we nor any of the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

CAUTIONARY STATEMENT CO NCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected market growth in Macau, our ability to generate significant cash flow and execute on ongoing and future projects, amounts we will spend in capital expenditures and investments, the opening of strategic resort developments, the estimated costs and components associated with those developments, our expectations with respect to future cash dividends on our common stock, dividends and distributions we will receive from MGM China Holdings Limited and its subsidiaries (together, “MGM China”), MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) or CityCenter Holdings, LLC (“CityCenter”) and the impact of the U.S. Tax Cuts and Jobs Act (the “Tax Act”). The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•

our substantial indebtedness and significant financial commitments, including the fixed component of our rent payments to MGM Growth Properties LLC and its subsidiaries (together, “MGP”), could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

•	current and future economic, capital and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures;

S-ii

•

restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•

the fact that we are required to pay a significant portion of our cash flows as fixed and percentage rent under the master lease, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the impact on our business of economic and market conditions in the jurisdictions in which we operate and in the locations in which our customers reside;

•	our ability to sustain continuous improvement efforts and achieve anticipated results;

•	our ability to pay ongoing regular dividends is subject to the discretion of our board of directors and certain other limitations;

•

a significant number of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•

financial, operational, regulatory or other potential challenges that may arise with respect to MGP, as our sole lessor for a significant portion of our properties, may adversely impair our operations;

•

the fact that MGP has adopted a policy under which certain transactions with us, including transactions involving consideration in excess of $25 million, must be approved in accordance with certain specified procedures;

•	restrictions on our ability to have any interest or involvement in gaming businesses in China, Macau, Hong Kong and Taiwan, other than through MGM China;

•

the ability of the Macau government to terminate MGM Grand Paradise S.A.’s (“MGM Grand Paradise”) subconcession under certain circumstances without compensating MGM Grand Paradise, exercise its redemption right with respect to the subconcession, or refuse to grant MGM Grand Paradise an extension of the subconcession in 2020;

•	the dependence of MGM Grand Paradise upon gaming promoters for a significant portion of gaming revenues in Macau;

•	changes to fiscal and tax policies;

•	our ability to recognize our foreign tax credit deferred tax asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	the concentration of a significant number of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect such gaming receivables;

•	the potential occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

•	the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks, other acts of violence or acts of war or hostility;

S-iii

•	the fact that co-investing in properties, including our investment in CityCenter, decreases our ability to manage risk;

•	the fact that future construction, development, or expansion projects will be subject to significant development and construction risks;

•

the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•

the potential that failure to maintain the integrity of our computer systems and internal customer information could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	the potential reputational harm as a result of increased scrutiny related to our corporate social responsibility efforts;

•

the potential failure of future efforts to expand through investments in other businesses and properties or through alliances or acquisitions, such as the Empire City and Northfield acquisitions, or to divest some of our properties and other assets;

•	increases in gaming taxes and fees in the jurisdictions in which we operate; and

•

the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is a publicly traded company listed on the Hong Kong Stock Exchange.

Any forward-looking statement made by us in this prospectus supplement or incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

S-iv

THE OFFERING

This prospectus supplement relates to the resale of shares of our common stock held by the selling stockholders identified under “Selling Stockholders.” The shares of our common stock that may be offered by the selling stockholders using this prospectus supplement represent 9,372,336 shares of our common stock that we transferred to the selling stockholders in connection with our acquisition of the real property and operations associated with the Empire City Casino. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus supplement, in the accompanying prospectus, or incorporated into this prospectus supplement or the accompanying prospectus by reference, you should carefully consider the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risk factors incorporated by reference herein may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale of shares of our common stock held by the selling stockholders identified in the table below. The shares of our common stock that may be offered by the selling stockholders using this prospectus supplement represent 9,372,336 shares of our common stock that we transferred to the selling stockholders in a private offering pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D and Regulation S promulgated thereunder, in connection with our acquisition of outstanding ordinary common shares of YRC, Boru and Mercantile, as summarized below.

On May 28, 2018, we entered into an agreement and plan of merger (the “Agreement”) with YRC, Boru, Mercantile, Boru Merger Sub I, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, Mercantile Merger Sub I, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, pursuant to which, among other things, the Company agreed to acquire each of YRC, Boru and Mercantile (which collectively own the real property and operations associated with the Empire City Casino and Yonkers Raceway). MGM Yonkers, Inc., a New York corporation, became party to the Agreement upon its execution and delivery of a joinder thereto on October 30, 2018. Pursuant to the terms of the Agreement, we issued 9,372,336 shares of our common stock, in addition to other consideration set forth in the Agreement and agreed to file a prospectus supplement to our registration statement on Form S-3ASR (File No. 333-223375) with the Commission for the purposes of registering for resale the shares of our common stock transferred to the selling stockholders by us.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of January 29, 2019. Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of its shares of our common stock covered by this prospectus supplement.

We have determined beneficial ownership in accordance with the rules of the Commission. None of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

Percentage of beneficial ownership is based on 536,869,503 shares outstanding upon completion of this offering. The following table shows the total number of shares of our common stock beneficially held by the selling stockholders prior to this offering and the number of shares of our common stock offered by the selling stockholders under this prospectus supplement, based on information supplied to us by the selling stockholders prior to the date hereof. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time.

The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Total Voting Power before this Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Total Voting Power after this Offering
2006 Irrevocable Trust for Family of John J. and Joann W. Rooney(1)	457,140	*	457,140	0	0%
Alice R. Mahoney	46	*	46	0	0%
Arthur Conor Mara	6,904	*	6,904	0	0%
Arthur J. Rooney, III	96,974	*	96,974	0	0%
Arthur J. Rooney, Jr., Trustee, Arthur J. Rooney, Jr. Revocable Trust Agreement Dated June 3, 1985 as Amended and Restated(2)	742,673	*	742,673	0	0%
Article 3(a)(1) Trust under the Patrick J. Rooney 2007 GRAT(3)	188,807	*	188,807	0	0%
Brian J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(4)	101,680	*	101,680	0	0%
Brian Rooney(5)	1,007	*	1,007	0	0%
Bridget M. Koch Family Living Trust dated March 1, 2018(6)	560,683	*	560,683	0	0%
Cara Galterio Buckenmeyer	7,085	*	7,085	0	0%
Cara Rooney Moore	874,307	*	874,307	0	0%
Christopher M. Rooney 2011 Irrevocable Trust, dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(7)	101,680	*	101,680	0	0%
Christopher M. Rooney	1,007	*	1,007	0	0%
Clare Galterio	12,269	*	12,269	0	0%
Daniel Mara(8)	10,627	*	10,627	0	0%
Eileen M. Rooney	10,411	*	10,411	0	0%
Elizabeth Rooney	5,929	*	5,929	0	0%
Erin Murphy	4,996	*	4,996	0	0%
Isabella Rooney Moore	6,731	*	6,731	0	0%
John T. Rooney(9)	168,392	*	168,392	0	0%
Joseph A. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(10)	101,680	*	101,680	0	0%
Joseph Rooney(11)	1,007	*	1,007	0	0%

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Total Voting Power before this Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Total Voting Power after this Offering
Kathleen Mara Bell	3,330	*	3,330	0	0%
Kathleen Rooney Mara	560,683	*	560,683	0	0%
Liam Rooney	5,747	*	5,747	0	0%
Margaret Rooney Galterio	533,860	*	533,860	0	0%
Mary Grace Galterio	12,269	*	12,269	0	0%
Mary Jo R. Gormley	46	*	46	0	0%
Matthew Rooney	46	*	46	0	0%
Michael Rooney	96,974	*	96,974	0	0%
Molly Galterio Rappoli	5,280	*	5,280	0	0%
Monica Rooney	490	*	490	0	0%
Monica Rooney Smith 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(12)	101,680	*	101,680	0	0%
Patricia Rooney Mara	3,330	*	3,330	0	0%
Patrick J. Rooney, Jr.(13)	273	*	273	0	0%
Patrick J. Rooney, Jr. 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(14)	101,680	*	101,680	0	0%
Patrick J. Rooney, Sr. Family Crummey Trust – 2003 (Patrick J. Rooney, Jr. & Marjorie A. Horwin, as Trustees)(15)	989,662	*	989,662	0	0%
Patrick Rooney	7,770	*	7,770	0	0%
Peter Rooney	46	*	46	0	0%
Sean Rooney	46	*	46	0	0%
Susan Rooney Grove	96,974	*	96,974	0	0%
Theresa Meis	273	*	273	0	0%
Theresa Rooney Meis 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(16)	101,680	*	101,680	0	0%
Thomas J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees(17)	101,680	*	101,680	0	0%
Thomas Rooney	1,007	*	1,007	0	0%
Timothy J. Rooney, III	5,604	*	5,604	0	0%
Timothy J. Rooney, Jr.	615,839	*	615,839	0	0%
Timothy J. Rooney, Sr.	2,564,032	*	2,564,032	0	0%

*	Indicates less than 1%.
(1)	Dominic Ciarimboli, Alice Mahoney and Peter J. Rooney are the trustees of the 2006 Irrevocable Trust for Family of John J. and Joann W. Rooney dated October 3, 2006.
(2)	Arthur J. Rooney, Jr. is the trustee of the Arthur J. Rooney, Jr., Trustee, Arthur J. Rooney, Jr. Revocable Trust Agreement Dated June 3, 1985 as Amended and Restated.

(3)

Patrick J. Rooney, Jr., Brian Rooney and Marjorie A. Horwin are the trustees of the Article 3(a)(1) Trust under the Patrick J. Rooney 2007 GRAT, and Patrick J. Rooney, Jr. and Brian Rooney have shared voting and investment control over such trust.

(4)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Brian J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees.
(5)

Brian Rooney is also trustee of, and has shared voting and investment control over, the Article 3(a)(1) Trust under the Patrick J. Rooney 2007 GRAT, which is the beneficial owner of 188,807 shares of MGM common stock. Accordingly, Brian Rooney may be deemed to be the beneficial owner of such shares of MGM common stock, in addition to the shares listed adjacent to his name in the table above.

(6)	Bridget M. Koch is the trustee of the Bridget M. Koch Family Living Trust dated March 1, 2018.
(7)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Christopher Rooney 2011 Irrevocable Trust. Dated December 16, 2011.
(8)

Daniel Mara is an affiliate of UBS Securities LLC, a registered broker-dealer. Daniel Mara has acquired the MGM common stock in his individual capacity and for his own account in the ordinary course of business, and not on behalf of the broker-dealer with which he is affiliated. At the time of his acquisition of the MGM shares, Daniel Mara did not have any agreement or understanding, direct or indirect, with any person to distribute the MGM shares.

(9)	John T. Rooney and Emma Rooney are able to exercise voting, investment and/or dispositive powers with respect to the shares.
(10)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Joseph A. Rooney 2011 Irrevocable Trust dated December 16, 2011.
(11)

Joseph Rooney is also a trustee of (i) the Brian J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (ii) Christopher M. Rooney 2011 Irrevocable Trust, dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (iii) Joseph A. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (iv) Monica Rooney Smith 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (v) Patrick J. Rooney, Jr. 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (vi) Theresa Rooney Meis 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees and (vii) Thomas J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, which are each the beneficial owners of 101,680 shares of MGM common stock. Accordingly, Joseph Rooney may be deemed to be the beneficial owner of such shares of MGM common stock, in addition to the shares listed adjacent to his name in the table above.

(12)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Monica Rooney Smith 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees.
(13)

Patrick J. Rooney, Jr. is also a trustee of (i) the Article (3)(a)(1) Trust under the Patrick J. Rooney 2007 GRAT, (ii) Brian J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (iii) Christopher M. Rooney 2011 Irrevocable Trust, dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (iv) Joseph A. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (v) Monica Rooney Smith 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (vi) Patrick J. Rooney, Jr. 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, (vii) Patrick J. Rooney, Sr. Family Crummey Trust – 2003 (Patrick J. Rooney, Jr. & Marjorie A. Horwin, as Trustees), (viii) Theresa Rooney Meis 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees and (ix) Thomas J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees, which are the beneficial owners of 188,807, 101,680, 101,680, 101,680, 101,680, 101,680, 989,662, 101,680 and 101,680 shares of MGM common stock, respectively. Accordingly, Patrick J. Rooney, Jr. may be deemed to be the beneficial owner of such shares of MGM common stock, in addition to the shares listed adjacent to his name in the table above.

(14)	Patrick J. Rooney, Jr. and Joseph Rooney are co-trustees of the Patrick J. Rooney, Jr. 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees.

(15)

Patrick J. Rooney, Jr. and Marjorie A. Horwin are trustees of the Patrick J. Rooney, Sr. Family Crummey Trust – 2003 (Patrick J. Rooney, Jr. & Marjorie A. Horwin, as Trustees), and Patrick J. Rooney, Jr. has sole voting and/or investment control over such trust.

(16)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Theresa Rooney Meis 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees.
(17)	Patrick J. Rooney, Jr. and Joseph Rooney are the trustees of the Thomas J. Rooney 2011 Irrevocable Trust dated December 16, 2011, Patrick J. Rooney, Jr. and Joseph Rooney, Trustees.

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer or other disposition. These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also enter into option, derivative or hedging transactions with respect to the shares of common stock, and any related offers or sales of shares may be made pursuant to this prospectus supplement. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling stockholders;

•	sell shares short itself and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with its short positions;

•

write call options, put options, or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares;

•

enter into option transactions or other types of transactions that require the selling stockholders to deliver shares to a broker, dealer, or other financial institution, who may then resell or transfer the shares under this prospectus supplement; or

•	lend the shares to a broker, dealer, or other financial institution, which may sell the lent shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus supplement.

The selling stockholders may also sell shares under Rule 144 under the Securities Act (“Rule 144”), if available, rather than under this prospectus supplement. No selling stockholder is obligated to, and there is no assurance that any selling stockholder will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus supplement.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders, broker-dealers, or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any of the selling stockholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders and the selling stockholders may not participate in an underwritten offering without our prior written consent.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of any of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors-in-interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Our common stock is listed on the NYSE under the symbol “MGM.”

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. In addition, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.

Pursuant to the Agreement, we have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) the public sale of all the shares registered hereby either pursuant to this prospectus supplement or Rule 144 and (ii) the date that is eighteen (18) months from the date of the closing of the mergers of YRC, Boru and Mercatile.

Expenses associated with this offering to be paid by us are estimated to be $106,670, including Securities and Exchange Commission filing fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from MGM Resorts International’s Current Report on Form 8-K filed with the Commission on June 27, 2018 and the effectiveness of MGM Resorts International’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the Commission by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (excluding Part II, Item 6 thereof; certain sections of Part II, Item 7 thereof; Part II, Item 8 thereof; and Exhibit 12 thereto, each of which was superseded by our Current Report on Form 8-K filed on June 27, 2018, which is incorporated herein by reference);

•	the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2017 provided in our Proxy Statement on Schedule 14A filed on March 21, 2018;

•	Our Quarterly Reports on Form 10-Q filed May 7, 2018, August 3, 2018 and November 7, 2018;

•

Our Current Reports on Form 8-K filed on January 25, 2018, March 15, 2018, May 4, 2018, May 10, 2018 (with respect to Item 8.01 only), May 30, 2018, June 18, 2018, June 27, 2018, August 22, 2018, October 11, 2018, December 28, 2018, January 18, 2019 and January 25, 2019; and

•	The amended and restated description of our common stock contained in our Registration Statement on Form 8-A/A filed on May 11, 2005.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the time that the offering of the common stock is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

PROSPECTUS

MGM RESORTS INTERNATIONAL

Common Stock

Debt Securities

Guarantees

Warrants

Units

Rights to Purchase Common Stock

Securities Purchase Contracts

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is March 1, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of the such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to MGM Resorts International and its consolidated subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected market growth in Macau, our ability to generate significant cash flow and execute on ongoing and future projects, amounts we will spend in capital expenditures and investments, the opening of strategic resort developments, the estimated costs associated with those developments, our expectations with respect to future cash dividends on our common stock, dividends and distributions we will receive from MGM China, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) or CityCenter Holdings, LLC (“CityCenter”) and amounts projected to be realized as deferred tax assets. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•

our substantial indebtedness and significant financial commitments, including the fixed component of our rent payments to MGM Growth Properties LLC (“MGP”), could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

•	current and future economic, capital and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures;

•

restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•

the fact that we are required to pay a significant portion of our cash flows as fixed and percentage rent under the master lease, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the impact on our business of economic and market conditions in the jurisdictions in which we operate and in the locations in which our customers reside;

•	our ability to sustain continued improvement efforts;

•	our ability to pay ongoing regular dividends is subject to the discretion of our board of directors and certain other limitations;

•

a significant number of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•

financial, operational, regulatory or other potential challenges that may arise with respect to MGP, as our sole lessor for a significant portion of our properties, may adversely impair our operations;

•

the fact that MGP has adopted a policy under which certain transactions with us, including transactions involving consideration in excess of $25 million, must be approved in accordance with certain specified procedures;

•	restrictions on our ability to have any interest or involvement in gaming businesses in China, Macau, Hong Kong and Taiwan, other than through MGM China;

•

the ability of the Macau government to terminate MGM Grand Paradise’s subconcession under certain circumstances without compensating MGM Grand Paradise, exercise its redemption right with respect to the subconcession, or refuse to grant MGM Grand Paradise an extension of the subconcession in 2020;

•	the dependence of MGM Grand Paradise upon gaming promoters for a significant portion of gaming revenues in Macau;

•	changes to fiscal and tax policies;

•	our ability to recognize our foreign tax credit deferred tax asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	the concentration of a majority of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect such gaming receivables;

•	the potential occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

•	the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks and other acts of violence or acts of war or hostility;

•	the fact that co-investing in properties, including our investment in CityCenter, decreases our ability to manage risk;

•	the fact that future construction, development, or expansion projects will be subject to significant development and construction risks;

•	our ability to commence operations at MGM Springfield on the required timeline;

•

the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•

the potential that failure to maintain the integrity of our computer systems and internal customer information could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	the potential reputational harm as a result of increased scrutiny related to our corporate social responsibility efforts;

•	the potential failure of future efforts to expand through investments in other businesses and properties or through alliances or acquisitions, or to divest some of our properties and other assets;

•	increases in gaming taxes and fees in the jurisdictions in which we operate; and

•

the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is a publicly traded company listed on the Hong Kong Stock Exchange.

The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

BUSINESS

MGM Resorts International is a Delaware corporation incorporated in 1986 that acts largely as a holding company and, through subsidiaries, owns and operates integrated casino, hotel, and entertainment resorts across the United States and in Macau. We lease certain of our real estate assets from the Operating Partnership, which is a consolidated subsidiary.

We believe we own or invest in several of the finest casino resorts in the world and we continually reinvest in our resorts to maintain our competitive advantage. We make significant investments in our resorts through newly remodeled hotel rooms, restaurants, entertainment and nightlife offerings, as well as other new features and amenities. We believe we operate the highest quality resorts in each of the markets in which we operate. Ensuring our resorts are the premier resorts in their respective markets requires capital investments to maintain the best possible experiences for our guests. We have two reportable segments based on similar characteristics of the operating segments: domestic resorts and MGM China. We currently own and operate 14 resorts in the United States. MGM China’s operations consist of the MGM Macau resort and casino (“MGM Macau”) and the MGM Cotai, an integrated casino, hotel and entertainment resort on the Cotai Strip in Macau that opened on February 13, 2018. We have additional business activities, including our investments in unconsolidated affiliates and certain other corporate and management operations. CityCenter is our most significant unconsolidated affiliate, which we also manage for a fee.

Our corporate office is located at 3600 Las Vegas Boulevard South in Las Vegas, Nevada and our phone number is (702) 693-7120. Our website address is http://www.mgmresorts.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, or funding acquisitions and capital expenditures, subject to the terms of our senior credit facility and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	1.25X	1.5X	(2)	1.84X	1.90X

(1)

Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest and preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs, and preference security dividend requirements of consolidated subsidiaries. Interest expense does not include the interest factor of rental expense as these amounts are not material. Preference security dividend is the amount of pretax earnings that is required to pay the dividends as well as the accretion of the carrying value of redeemable noncontrolling interest, both relating to the non-voting economic interests of MGM National Harbor.

(2)	Earnings were inadequate to cover fixed charges by $1.26 billion for the year ended December 31, 2015.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges for all periods presented.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.

Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement, which may include the Indenture dated March 22, 2012 between us and U.S. Bank National Association, as trustee (the “Indenture”). Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the SEC. See “Where You Can Find Additional Information” for information on how to obtain a copy.

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule of MGM Resorts International and subsidiaries incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K and the effectiveness of MGM Resorts International’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CityCenter Holdings, LLC incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 1, 2018;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2016 provided in our Proxy Statement on Schedule 14A filed on April 29, 2017;

•	Our Current Report on Form 8-K filed on January 25, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 11, 2005.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time that an offering of securities is complete are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

9,372,336 Shares

MGM Resorts International

Common Stock

Prospectus Supplement

January 29, 2019